Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator of the
Hudson Global, Inc. 401(k) Savings Plan

We consent to the incorporation by reference in the Registration Statement (File No. 333-104210 and 333-161170) of Hudson Global, Inc. on Form S-8 of our report dated June 24, 2019 appearing in this Annual Report on Form 11-K of the Hudson Global, Inc. 401(k) Savings Plan for the years ended December 31, 2018 and 2017.

/s/ BONADIO & CO., LLP

Amherst, NY
June 24, 2019